Exhibit 99.1

Pomeroy IT Solutions Names Christopher C. Froman as Senior Vice President of Sales and Marketing

Hebron, KY – December 11, 2007– Pomeroy IT Solutions, Inc. (NASDAQ:PMRY) a technology and services solution provider, today announced that Chris Froman has joined the company as Senior Vice President of Sales and Marketing.

"We are excited to have recruited a talented and proven sales and marketing leader in Chris.  He brings to our company a proven track record of building, developing and leading teams of sales professionals which have achieved sales, profit and market share growth at his previous companies.  Chris will work in concert with the other members of our management team to drive business growth and strengthen the competitive position of our company," said Keith Coogan, President and CEO.

“I am thrilled to be joining the Pomeroy team, and I look forward to working with our employees, partners, and customers. We have a great opportunity to build on the company’s achievements over the last three decades.  I want to thank Keith Coogan and the Board of Directors for their vote of confidence in selecting me for this position,” said Froman.

Mr. Froman, 48, is a 26 year veteran of the IT industry where he most recently served as Senior Vice President, U.S. Sales at OKI Printing Solutions, Inc.  During his four year tenure there, he directed all U.S. sales and sales operations, achieving double-digit growth in revenue and profits while gaining market share increases in all product categories.  Prior to OKI Printing Solutions, Inc., Mr. Froman was Vice President of U.S. Channel Sales, and Vice President of U.S. Commercial Sales at Lexmark International, Inc.  Mr. Froman began his career at IBM Corporation where he advanced through the management ranks in the IBM PC Company.  He holds a Bachelor of Science degree in Industrial Relations from the University of North Carolina at Chapel Hill.

About Pomeroy IT Solutions, Inc.
Pomeroy IT Solutions, Inc. is a leading provider of IT infrastructure solutions focused on enterprise, network and end-user technologies.  Leveraging its core competencies in IT Outsourcing and Professional Services, Pomeroy delivers consulting, deployment, operational, staffing and product sourcing solutions through the disciplines of Six-Sigma, program and project management, and industry best practices.  Pomeroy's consultative approach and adaptive methodology enables Fortune 2000 corporations, government entities, and mid-market clients to realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs, and improve profitability.  For more information, go to www.pomeroy.com.

Forward-Looking Statements
Certain of the statements in the preceding paragraphs regarding financial results constitute forward-looking statements.  These statements are related to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements.   These risks and other factors you should specifically consider include but are not limited to:  changes in customer demands or industry standards; existing market and competitive conditions, including the overall demand for IT products and services; the nature and volume of products and services anticipated to be delivered; the mix of the products and services businesses; the type of services delivered; the ability to successfully attract and retain customers  and to sell additional products and service to existing customers; the ability to timely bill and collect receivables; the ability to maintain a broad customer base to avoid dependence on any single customer; the need to successfully attract and retain outside consulting services; the ability to identify and successfully integrate new acquisitions by the Company; terms of vendor agreements and certification programs and the assumptions regarding the ability to perform there under; the ability to implement the Company’s best practices strategies; the ability to manage risks associated with customer projects; adverse or uncertain economic conditions; loss of key personnel; litigation; and the ability to attract and retain technical and other highly skilled personnel.  In some cases, you can identify forward-looking statements by such terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or negative of such terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.

Contact:
Keith R. Coogan, President & CEO
(859) 586-0600 x1423
Kcoogan@pomeroy.com